UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: May 31, 2025

(Date of earliest event reported)

EVA LIVE INC.

(Exact name of registrant as specified in its charter)

Nevada	333-273162	88-2864075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

The Plaza, 1800 Century Park East, Suite 600

Los Angeles, CA 90067

(Address of principal executive offices, including zip code)

(310) 229-5981

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	GOAI	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by a check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

EMPLOYMENT AGREEMENT

On May 31, 2025, Eva Live Inc. (the “Company”) entered into an Employment Agreement with David Boulette to serve as its Chief Executive Officer. Pursuant to the agreement, Mr. Boulette will receive an annual base salary of $552,000, a performance bonus equal to 5% of the Company’s net profit before tax as determined by the Board, and stock options to purchase 20,000,000 shares of the Company’s common stock at an exercise price of $0.10 per share, subject to a five-year vesting schedule. The agreement also includes standard provisions relating to termination, confidentiality, and indemnification.

APPOINTMENT OF DIRECTORS

On June 2, 2025, the Board of Directors of Eva Live Inc. (the “Company”) increased its board size from five to six directors and appointed Mr. Ali Shadman (Director), age 64, to the position of Director of the Company. Mr. Shadman is considered independent under the listing standards of the New York Stock Exchange (NYSE) and the Nasdaq. Mr. Shadman will receive an annual compensation of $50,000, payable in equal quarterly installments, and shall be reimbursed for reasonable expenses incurred in connection with his board duties. His appointment is effective immediately and is governed by the Independent Director Agreement executed on June 2, 2025. The Director shall not be entitled to any additional compensation except as specifically approved by the Board.

Ali Shadman

Ali Shadman has served as the Founder and Managing Director of Davidan Systems Inc., a technology advisory and strategy consulting firm based in Orange County, California, since June 2019. In this role, Mr. Shadman has advised technology companies on optimizing their product portfolios, strengthening partner ecosystems, and enhancing go-to-market execution. In December 2023, he was appointed Chief Executive Officer of Genimous Interactive Investment Co., Ltd., where he oversees the company’s strategic development and investment initiatives. He also serves as a Board Member of Eightpoint Interactive Inc., a digital marketing company, providing strategic guidance to its executive leadership team.

Mr. Shadman brings extensive leadership experience across both public and private companies, with a focus on digital transformation, operational scaling, and innovation in technology services. His recent work builds upon prior C-suite roles at global firms, and he continues to contribute thought leadership in the fields of technology consulting and corporate governance.

Mr. Shadman completed his Postgraduate Diploma in Operations Research from London Metropolitan University in the United Kingdom in June 1983. He obtained his Bachelor of Science with Honors in Mathematics and Computer Sciences from the University of Essex, United Kingdom, in June 1982.

ITEM 7.01 REGULATION FD DISCLOSURE.

The disclosure under Item 5.02 in this report on Form 8-K is incorporated by reference herein.

Information in this report on form 8-K shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS.

The disclosure under Item 5.02 in this report on Form 8-K is incorporated by reference herein.

Exhibits

Exhibit No.	Description
10.1	Employment Agreement by and between Eva Live Inc. and David Boulette, dated May 31, 2025.

10.2	Independent Director Agreement by and between Eva Live Inc. and Ali Shadman, dated June 2, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVA LIVE INC.

June 5, 2025	By:	/s/ David Boulette
Date		David Boulette